                                                                    EXHIBIT 10.9

                                 LEASE AGREEMENT
                                 ---------------

         THIS LEASE AGREEMENT (the "Agreement") is made this date set forth in
Schedule 1 attached hereto by and between 8053 Deering Avenue L.P., a California limited partnership ("Landlord") and SonicPort, Inc., a Nevada corporation ("Tenant").

         A. Landlord is the owner of that certain real property located at 21621 Nordhoff Street, Chatsworth, California 91311 (the "Building").

         B. Landlord desires to lease to Tenant the Premises (as such term is hereinafter defined and relocated from time to time) on the terms and conditions set forth below for use by Tenant and US Dataworks, Inc., an affiliate of Tenant.

         NOW, THEREFORE, in consideration of the facts set forth above, the covenants set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. GRANT OF LEASE; NONDISCLOSURE. Subject to the provisions, covenants and agreements herein contained, Landlord hereby leases to Tenant (a) the leased area ("Premises") which consists of that space described on Exhibit "A" attached hereto and made a part hereof, for the purposes herein specified for the Term, as hereinafter defined, and (b) the common facilities of the Building in common with and subject to the rights of tenants in the Building (and the guests, licensees and invitees of said tenants). Landlord reserves the right to relocate or reconfigure the Premises to another part of the Building (provided, however, that the relocated or reconfigured Premises shall be approximately the same size as the original Premises) from time to time on thirty (30) days notice.

         Tenant acknowledges that other tenants and occupants in the Building will be developing commercial applications of proprietary intellectual property and conducting research. Tenant agrees that it shall keep all information it obtains from such other tenants and occupants of the Building strictly confidential and shall not utilize or disclose any information obtained from any other tenant or occupant of the Building without its prior consent in each instance. This agreement of confidentiality runs to the benefit of Landlord and each other tenant and occupant from time to time of the Building.

         2. TERM OF AGREEMENT. The term ("Term") of this Agreement will commence on the date specified in Schedule 1 ("Commencement Date") and shall, unless sooner expiring or terminated in accordance with the terms hereof, continue until the date specified as the "Expiration Date" in Schedule 1.

         3. NO REPRESENTATIONS; NATURE OF PREMISES. Tenant acknowledges and agrees that the Premises is being delivered to Tenant, and Tenant will accept the Premises, in its then "as is" condition as of the Commencement Date and Tenant's taking possession of any portion of the Premises shall be conclusive evidence that the Premises was in good order and satisfactory condition when Tenant took possession. Landlord has not made nor does Landlord make any representations or warranties with respect to the Building or the Premises and Tenant agrees that Landlord does not have any obligation to perform any work or otherwise prepare the Premises for Tenant's use.

         TENANT ACKNOWLEDGES THAT THE PREMISES IS NOT SEPARATELY DEMISED FROM OTHER AREAS AND PREMISES IN THE BUILDING. TENANT UNDERSTANDS THAT THE PREMISES IS NOT A SECURE AREA AND THAT THEREFORE TENANT TAKES FULL RESPONSIBILITY FOR THE SECURITY OF ITS PERSONAL AND INTELLECTUAL PROPERTY. LANDLORD IS NOT RESPONSIBLE FOR THE SECURITY OF ANY OF TENANT'S PERSONAL PROPERTY OR INTELLECTUAL PROPERTY. LANDLORD SHALL NOT BE LIABLE FOR ANY DAMAGES OR LOSSES INCURRED BY TENANT IN THE EVENT OF ANY LOSS, CASUALTY OR THEFT.

         LANDLORD RECOMMENDS THAT TENANT ARRANGE FOR THE SECURE STORAGE AND PROTECTION OF ITS PERSONAL AND INTELLECTUAL PROPERTY.

         4. ALTERATIONS. Tenant will not make or cause to be made any alterations, installations, improvements, additions or other physical changes in or about the Premises without obtaining the prior written consent of Landlord with respect thereto.

         5. REPAIRS. Tenant, at its sole cost and expense, will maintain and take good care of the Premises, including the fixtures and appurtenances therein, and will not damage any furniture, fixtures of equipment of any person. All damage or injury to the Premises or to any other part of the Building, or to its fixtures equipment and appurtenances, whether requiring structural or nonstructural repairs, caused by or resulting from misuse or negligent conduct or omission of Tenant, or Tenant's agents, employees, invitees or leasees, will be repaired, at Tenant's sole cost and expense, by Tenant to Landlord's reasonable satisfaction (if the required repairs are nonstructural in nature and do not affect any Building system), or by Landlord (if the required repairs are structural in nature or affect any Building system). Tenant also will repair all damage to the Building and the Premises caused by the installation, moving or removing of its property.

         6. RENT. Tenant will pay to Landlord a monthly fee as set forth in
Schedule 1 ("Base Rent") on a net net-net basis for each month in the Term. In addition, Tenant shall pay Tenant's Share of Operating Expenses and real property taxes as reasonably determined by Landlord ("Operating Expense Rent"; Base Rent and Operating Expense Rent and all other amounts payable by Tenant hereunder are collectively referred to herein as "Rent"). Rent is payable in advance on the first day of each month during the Term. Tenant shall pay the first month's Base Rent upon execution hereof. All payments shall be made to Landlord at the address from time to time specified by Landlord. Rent for any partial month shall be pro rated on the basis of the number of days in such month and the number of days in such month in the Term. Upon execution of this Agreement, Tenant shall pay a deposit to Landlord in the amount specified as the "Deposit" in Schedule 1.

         7. USE. Tenant may use and occupy the Premises for general offices and related data processing and for no other purpose. Tenant shall not commit waste, overload the floors or structure of the Building, subject the Premises or the Building to any use which could damage the same or raise or violate any insurance coverage, permit any unreasonable odors, smoke, dust, gas, substances, noise or vibrations to emanate from the Premises or the Building, take any action which would constitute a nuisance or would disturb, obstruct or endanger any others in the Building, take any action which would abrogate any warranties, or use or allow the Premises to be used for any unlawful purpose.

         8. REQUIREMENTS OF LAW. Tenant, at its sole cost and expense, will comply with all present and future laws, rules, orders, ordinances, regulations, statutes, requirements, codes and executive orders, extraordinary as well as ordinary, of all governmental authorities now existing or hereafter created, and of any and all of their departments and bureaus, and of any applicable fire rating bureau, or other body exercising similar functions, affecting the Building.

         9. SERVICES. Until the expiration or sooner termination of this Agreement, Landlord will supply Building standard amounts of water, ventilation and electricity during Ordinary Business Hours and Building standard janitorial services and other services generally offered to tenants in the Building (and the cost thereof shall be referred to herein as "Operating Expenses"). Tenant shall have access to the parking privileges, if any, specified on Schedule 1. Landlord shall determine the location of all such parking privileges. Tenant shall pay the parking charges related thereto; as such charges may change from time to time. Tenant shall pay to Landlord, of all at the charges established by Landlord from time to time, for any extra services furnished by Landlord in excess of Landlord's standard services set forth above and/or during hours other than ordinary business hours and for any and all supplementary services provided by Landlord or its agents to Tenant, which charges shall be payable by Tenant upon demand by Landlord. Tenant shall not install or use in the Premises any equipment, which would generate heat so as to adversely affect the heating, ventilating and air conditioning system, whether or not such system is presently operable. Landlord, throughout the Term of this Agreement, shall have free access to any and all mechanical installations of Landlord, including, but not limited to, air conditioning, fan, ventilating hoods and machine rooms, telephone rooms and electrical closets. Tenant further agrees that neither Tenant, nor its agents, servants, employees, contractors or visitors shall at any time enter the said enclosures or tamper with, adjust, touch or otherwise in any way affect Landlord's said mechanical installations. Landlord reserves the right to stop service of the plumbing, heating or cleaning services, when necessary by reason of accident or emergency or for inspection, repairs, alterations, decorations, additions or improvements, which in the judgment of Landlord are desirable or necessary to be made, until the same shall have been completed, and shall further have no responsibility or liability for failure to supply any of such services in such instance. Except as expressly set forth in this Section, Landlord will have no obligation to supply any services to the Premises. Tenant acknowledges and agrees that Landlord shall have no obligation to provide telephone or internet access or service, although Tenant shall pay for such service if so provided by Landlord, to the extent utilized by Tenant or any of its employees, contractors, subcontractors or agents.

         10. INSURANCE. Tenant will obtain and keep in full force and effect a policy of comprehensive general public liability (including coverage for bodily injury, property damage, personal injury (employee and contractual liability exclusions deleted), contractual liability, owner's protective liability and broad form property damage) with (a) Tenant named as the insured thereunder and
(b) Landlord and any mortgagee (of which Landlord shall give Tenant notice) named as additional insureds thereunder. Such insurance shall include coverage for Tenant's indemnification obligations hereunder. The minimum limits of liability under such policy shall be a combined single limit of not less than Two Million Dollars ($2,000,000.00) with respect to each occurrence. Such policies of insurance shall be issued by insurance companies licensed to do business in California and rated A:XII or better in the most current version of Best's Key Rating Guide. Tenant shall deliver certificates of said insurance to Landlord prior to Tenant's occupying the Premises, said certificates to provide that thirty (30) days' prior notice shall be given to Landlord in the event of cancellation or nonrenewal. Tenant will furnish to Landlord certificates of workers' compensation (covering all persons to be employed by Tenant) in the statutory amounts. All insurance maintained by Tenant shall be primary to any insurance provided by Landlord. If Tenant obtains any general liability coverage on a claims made basis, Tenant shall provide continuous liability coverage for claims arising during the entire Term of this Agreement, regardless of when such claims are made, either by obtaining an endorsement providing for an unlimited extended reporting period in the event such policy is canceled or not renewed for any reason whatsoever, or by obtaining new coverage with a retroactive date the same as or earlier than the expiration date of the canceled or expired policy. The limits of such insurance shall not, under any circumstances, limit the liability of Tenant hereunder. Tenant, on its behalf and on behalf of its insurer, hereby waives all rights of subrogation with respect to Landlord.

         11. TERMINATION. In addition to any and all other rights or remedies provided in this Agreement or which Landlord may have at law, in equity, or otherwise, in the event that Tenant fails to comply with any obligations imposed upon Tenant hereunder, Landlord will have the right, after three (3) days' notice to Tenant of any such non compliance and Tenant's failure to remedy same within such period (or if such non compliance cannot be remedied within such three (3) day period, Tenant's failure to commence a cure within such period and diligently thereafter pursue such cure to completion), to terminate this Agreement on the date specified by Landlord in such notice, and Tenant will immediately quit and surrender the Premises as required hereby.

         12. ASSIGNMENT/OCCUPANCY. Tenant will not assign or sub lease its rights or delegate its duties under this Agreement (whether by operation of law, transfer of interest in Tenant or otherwise) or permit the Premises or any part thereof to be occupied or used by any other person or entity.

         13. WAIVER OF TRIAL BY JURY. Tenant will and hereby waives trial by jury in any action, proceeding or counterclaim brought by either of Tenant or Landlord against the other on any matters whatsoever arising out of, or in any way connected with, this Agreement. If Landlord commences any summary proceeding against Tenant, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding. Moreover, Tenant will not seek to consolidate such proceeding with any other action, which may have been or may be brought in any other court by Tenant.

         14. ACCESS. Landlord and its agents will have the right, from time to time throughout the Term, to enter any portion of the Premises to examine the same, to show the same to prospective purchasers, mortgagees or tenants of the Building or any space therein, and to make such repairs, alterations, improvements or additions as Landlord may deem necessary or desirable to the Premises (or any other portion of the Building), including, but not limited to, pipes, conduits and structural modifications, or to make repairs or perform any work which Tenant is obligated to make or perform under this Agreement, at Tenant's sole cost and expense, which Landlord is entitled to make or may elect to perform following Tenant's failure to so repair or perform. None of the foregoing shall give rise to any liability on the part of Landlord. Any work performed or inspections or installations made pursuant to this Section shall be made with reasonable diligence and in a manner designed to minimize interference with Tenant's use of the Premises; provided, however, that Landlord will not be obligated to employ contractors or labor at overtime or other premium pay rates or incur any other overtime costs or expenses whatsoever.

         15. EXPIRATION OF THE AGREEMENT. Upon the expiration or earlier termination of the Term of this Agreement, Tenant will quit and surrender the Premises to Landlord vacant, broom clean, in good order and condition, ordinary wear and tear excepted, and Tenant will remove all of its property therefrom. Tenant acknowledges that possession of the Premises must be surrendered to Landlord upon the expiration or earlier termination of this Agreement. The provisions of this Section will survive the expiration or earlier termination of the Term of this Agreement. If Tenant fails to fulfill its obligations under this Section, Landlord shall have the right, in its sole discretion and without prejudice to any other remedy it may have under this Agreement or at law, or so much thereof as necessary, to satisfy Tenant's obligations under this Section at Tenant's sole cost and expense.

         16. LIMITATION OF LIABILITY. Landlord's obligations under this Agreement will not be binding upon Landlord after the sale, conveyance, assignment or transfer by Landlord of its interest in the Building and in the event of any such sale, conveyance, assignment or transfer, Landlord will be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder to the extent that such transferee assumes Landlord's obligations under this Agreement, subject to the terms hereof. None of the Landlord Parties (as defined in Section 24) will be liable for the performance of Landlord's obligations under this Agreement. Tenant will look solely to Landlord to enforce Landlord's obligations hereunder and will not seek any damages against any of the Landlord Parties. Prior to any such sale, conveyance, assignment or transfer, Landlord's liability for its obligations under this Agreement will be limited to Landlord's equity interest in the Building and Tenant will not look to any other property or assets of Landlord or any of the Landlord Parties in seeking either to enforce Landlord's obligations under this Agreement or to satisfy a judgment for Landlord's failure to perform such obligations.

         17. NOTICES. Notices under this Agreement shall be deemed sufficiently given or rendered if in writing and. delivered personally or sent by registered or certified mail addressed as follows:

         If to Landlord:                       8053 Deering Avenue L.P.
                                               21621 Nordhoff Street
                                               Chatsworth, California 91311
                                               Attention:  Mr. Frank Montelione
                                                           Mr. Russel Leventhal


         If to Tenant:                         See Schedule 1

         18. RULES AND REGULATIONS. Tenant will comply with the rules and regulations attached hereto and made a part hereof as Exhibit "B" and such other and further rules and regulations as Landlord may from time to time adopt.

         19. ATTORNEYS' FEES. In the event of a dispute hereunder, the prevailing party shall be entitled to recover its attorneys' fees.

         20. GOVERNING LAW/AMENDMENTS. This Agreement shall be governed by and construed in accordance with the laws of the State of California and may be amended or otherwise modified only by a written instrument duly executed by Landlord and Tenant.

         21. LIENS. Tenant shall permit no liens to be filed or recorded against the Premises or the Building by any supplier, laborer, contractor, or merchant with respect to services, labor or material contracted for or obtained by Tenant. Tenant shall hold Landlord harmless from and against all expenditures, disbursements or costs incurred by Landlord as a result of, or related to, any such lien or any notice of intent to file such a lien. For purposes of this Section, the filing or recording of a notice of intention to file such a lien shall be deemed to be the filing or recording of alien.

         22. SUBORDINATION. The provisions of this Agreement shall be subordinate in all respects to all deeds of trust and mortgages and other encumbrances on the Building and the real property on which the Building is located, whether presently existing or arising in the future.'

         23. RECORDING. Neither this Agreement nor any notice or memorandum hereof shall be recorded by Tenant or any entity claiming under or through Tenant in any public real estate records. In the event that this Agreement is recorded, this Agreement shall be automatically terminated, null and void as of the date and time of such recording, and Tenant's rights hereunder shall thereupon cease and revert to Landlord.

         24. INDEMNITY. Except as set forth in this Section and to the extent not prohibited by law, Landlord, its members, partners, trustees, ancillary trustees and their respective officers, affiliates, directors, shareholders, beneficiaries, agents, servants, employees, and independent contractors (collectively, the "Landlord Parties") shall not be liable for any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant. Tenant shall indemnify, defend, protect and hold harmless Landlord Parties from any and all loss, cost, damage, expense and liability (including, without limitation, court costs and reasonable attorneys' fees) incurred in connection with or arising from any cause related to Tenant's occupancy of the Premises and occurring in, on or about the Premises or any acts, omissions or negligence of Tenant or any other person claiming by, through or under Tenant and its respective affiliates, officers, agents, servants, employees, and independent contractors (collectively, the "Tenant Parties"), in, on or about the Building, either prior to, during or after the expiration of the Term, provided that the terms of the foregoing indemnity shall not apply to the negligence or willful misconduct of Landlord or the Landlord Parties. Should any Landlord Party be named as a defendant in any suit brought against Tenant in connection with or arising out of an event covered by the foregoing indemnity, Tenant shall pay to Landlord or such Landlord Party its costs and expenses incurred in such suit, including, without limitation its actual professional fees such as appraisers', accountants', and attorney's fees. Further, Tenant's agreement to indemnify Landlord Parties pursuant to this Section is not intended and shall not relieve any insurance carrier of its obligations under policies required to be carried by Tenant pursuant to the provisions of this Agreement, to the extent such policies cover the matters subject to the parties' respective indemnification obligations; nor shall they supersede any inconsistent agreement of the parties set forth in any other provision of this Agreement. The provisions of this Section shall survive the expiration or sooner termination of this Agreement with respect to any claims or liability occurring prior to such expiration or termination.

         25. RESERVATION OF RIGHTS TO EVICT. Landlord expressly reserves any and all right to recover the Premises, and/or institute unlawful detainer proceedings, as Landlord deems appropriate in its sole discretion, at any time after the expiration of the Term for Tenant's occupation of the Premises, and Tenant shall remain liable for all actual damages provided in this Agreement whether or not Landlord elects to recover the Premises in any manner permitted at law, in equity, or under this Agreement.

                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Agreement as of the date first written above.



                                           Tenant:

                                           SONICPORT, INC.,
                                           a Nevada corporation



                                           By:   /S/ DAVID BAEZA
                                               ---------------------------------
                                           Print Name:  David Baeza
                                           Its:         Chief Executive Officer




                                           Landlord:

                                           8053 DEERING AVENUE L.P.,
                                           a California limited partnership

                                           By:        8053 Deering Avenue, Inc.
                                           Its:       General Partner


                                           By:   /S/  RUSSEL LEVENTHAL
                                               ---------------------------------
                                                      Russel Leventhal
                                                      Its: President

                                   SCHEDULE I



         1.       EFFECTIVE DATE OF AGREEMENT: March 30, 2001

         2. COMMENCEMENT DATE (IF DIFFERENT THAN THE DATE IN ITEM 1 ABOVE): May 2, 2001

         2. EXPIRATION DATE OF AGREEMENT: April 1, 2006, provided, however, in the event the Service Agreement of even date herewith among SonicPort, Inc., US Dataworks, Inc. and Starline Communications International, Inc. (an affiliate of Landlord) shall expire or terminate, this Lease shall automatically terminate on 30 days' prior written notice to Tenant.

         3. RENT: $1,000 per month (approximately 1,000 square feet), with an annual increase of 3% of the previous year's Rent, commencing on the first anniversary of the Commencement Date.

         4.       DEPOSIT: $2,000

         5. PARKING PRIVILEGES: Open (unreserved) parking unless previously assigned as mutually agreed between Landlord and Tenant

         6. ADDRESS FOR NOTICE: SonicPort, Inc., 21621 Nordhoff Street, Chatsworth, California 91311, Attention: General Counsel or Chief Executive Officer

         7.       TENANT'S SHARE: 3.33%

                                   EXHIBIT "A"
                                   -----------

                                    PREMISES
                                    --------

         Approximately 1,000 square feet in the Building in the configuration as reasonably determined by Landlord.

                                   EXHIBIT "B"
                                   -----------

                         BUILDING RULES AND REGULATIONS
                         ------------------------------



         Landlord may, upon request of any Tenant, waive the compliance by such Tenant of any of the following rules and regulations, provided that (i) no waiver shall be effective unless signed by Landlord's authorized agent, (ii) any such waiver shall not relieve such Tenant from the obligation to comply with such rule or regulation in the future, unless otherwise agreed to by Landlord,
(iii) no waiver granted to any Tenant shall relieve any other Tenant from the obligation of complying with these rules and regulations, unless such other Tenant has received a similar written waiver from Landlord, and (iv) any such waiver shall not relieve such Tenant from any liability to Landlord for any loss or damage occasioned as a result of such Tenant's failure to comply.

         1. No sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building without the prior written consent of Landlord. Landlord shall have the right to remove, at Tenant's expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors, windows and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person chosen by Landlord, using materials of Landlord's choice and in a style and format approved by Landlord. Landlord shall have sole power and discretion to control the quantity, size, location, and design of all Tenant identification signage. No such signage shall be erected without Landlord's written consent.

         2. Tenant must use Landlord's blinds in all exterior and atrium window offices. No awning shall be permitted on any part of the Premises. Tenant shall not place anything against or near glass partitions or doors or windows which may appear unsightly from outside the Premises.

         3. Tenant shall not obstruct any sidewalks, halls, passages, exits, entrances, elevators, escalators or stairways of the Building. The halls passages, exists, entrances, shopping malls, elevators, escalators and stairways are not for the general public, and Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interests of the Building and its Tenants; provided that nothing herein contained shall be construed to prevent such access to persons with whom any Tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. No Tenant and no employee or invitee of any Tenant shall go upon the roof of the Building. No Tenant shall permit the visit to its premises of persons in such numbers or under such conditions as to interfere with the use and enjoyment of the entrances, corridors, elevators and other public portions or facilities of the Building by other Tenants.

         4. The directory of the Building will be provided exclusively for the display of the name and location of tenants only, and Landlord reserves the right to exclude any other names therefrom.

         5. All cleaning and janitorial services for the Building and the Premises shall be provided exclusively through Landlord, and except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be employed by Tenant or permitted to enter the building for the purpose of cleaning the same. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises. Landlord shall not in any way be responsible to any Tenant for any loss of property on the Premises, however occurring, or for any damage to any Tenant's property by the janitor or any other employee or any other person.

         6. Landlord will furnish Tenant, free of charge, with two keys to each door lock in the Premises. Landlord may make a reasonable charge for any additional keys. Tenant shall not make or have made additional keys, and Tenant shall not alter any lock or install a new additional lock or bolt on any door of its Premises. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord therefor.

         7. If Tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with, Landlord's instructions in their installation.

         8. Any freight elevator shall be available for use by all tenants in the Building, subject to such reasonable scheduling as Landlord in its discretion shall deem appropriate. No equipment, materials, furniture, packages, supplies, merchandise or other property will be received in the Building or carried in the elevators except between such hours and in such elevators as may be designated by Landlord. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these rules and regulations of the Agreement.

         9. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building. Heavy objects, if such objects are considered necessary by Tenant, as determined by Landlord, shall stand on such platforms as determined by Landlord to be necessary to properly distribute the weight. Business machines and mechanical equipment belonging to Tenant, which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any Tenants in the Building, shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Building must be acceptable to Landlord. Landlord will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

         10. Tenant shall not use or keep in the Premises any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office equipment. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations, nor shall Tenant bring into or keep in or about the Premises any birds or animals.

         11. Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord.

         12. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building's heating and air conditioning and to comply with any governmental energy saving rules, laws or regulations of which Tenant has actual notice, and shall refrain from attempting to adjust controls other than room thermostats installed for Tenant's use. Tenant shall keep corridor doors closed, and shall close window coverings at the end of each business day. Heat and air conditioning shall be provided during ordinary business hours of generally recognized business days, but not less than the hours of 8:00 a.m. to 6:00 p.m. on Monday through Friday and 9:00 a.m. to 1:00 p.m. on Saturday, (excluding in any event Saturdays after 1:00 p.m., Sundays and legal holidays it being understood that legal holidays shall mean and refer to those holidays of which Landlord provides Tenant with reasonable prior written notice which shall in any event include those holidays on which the New York Stock Exchange is closed).

         13. Landlord reserves the right, exercisable without notice and without liability to Tenant, to change the name and street address of the Building.

         14. Landlord reserves the right to exclude from the building between the hours of 6 p.m. and 7 a.m. the following day, or such other hours as may be established from time to time by Landlord, and on Saturdays, Sundays and legal holidays, any person unless that person is known to the person or employee in charge of the Building and has a pass or is properly identified. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons. Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. Landlord reserves the right to prevent access to the Building in case of invasion, mob, riot, public excitement or other commotion by closing the doors or by other appropriate action.

         15. Tenant assumes full responsibility for protecting the Premises from theft. Tenant shall be responsible for any damage or injuries sustained by other Tenants or occupants of the Building or by Landlord for noncompliance with this rule.

         16. Tenant shall not obtain for use on the Premises, ice, drinking water, food, beverage, towel or other similar services or accept barbering or bootblacking services upon the Premises, except at such hours and under such regulations as may be fixed by Landlord.

         17. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees, shall have caused it.

         18. Tenant shall not sell, or permit the sale at retail, of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or on the Premises. Tenant shall not make any room-to-room solicitation of business from other Tenants in the Building. Tenant shall not use the Premises for any business or activity other than that specifically provided for in Tenant's Agreement.

         19. Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the building or elsewhere. No Tenant shall make any unseemly or disturbing noises or disturb or interfere with the occupants of the Building or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, talking machine, whistling, singing, or in any other way. No Tenant shall throw anything out of the doors or windows or into or down the corridors or stairs of the Building.

         20. Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof, except to install normal wall hangings. Landlord reserves the right to direct electricians as to where and how telephone and telegraph wires are to be introduced to the Premises. Tenant shall not cut or bore holes for wires. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule.

         21. Tenant shall not install, maintain or operate upon the Premises any vending machine without the written consent of Landlord.

         22. Canvassing, soliciting and distribution of handbills or any other written material, and peddling in the Building are prohibited, and each Tenant shall cooperate to prevent same.

         23. Landlord reserves the right to exclude or expel from the Building any person who, in Landlord's judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of the Building.

         24. Tenant shall store all its trash and garbage within its Premises. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

         25. The Premises shall not be used for the storage of merchandise held for sale to the general public, or for lodging or for manufacturing of any kind, nor shall the Premises be used for any improper, immoral or objectionable purpose. No cooking shall be done or permitted by any Tenant on the Premises, except that use by Tenant of Underwriters' Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted, and the use of a microwave shall be permitted, provided that the microwave shall not be used for the preparation of popcorn, and provided further that such equipment and use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

         26. Tenant shall not use in any space or in the public halls of the building any hand trucks except those equipped with rubber tires and side guards or such other material handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building.

         27. Without the written consent of Landlord, Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant's address.

         28. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

         29. Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises.

         30. The requirements of Tenant will be attended to only upon appropriate application to the office of the Building by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee of Landlord will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

         31. Tenant shall not park its vehicles in any parking areas designated by Landlord as areas for parking by visitors to the Building. Tenant shall not leave vehicles in the Building parking areas overnight nor park any vehicles in the Building parking areas other than automobiles, motorcycles, motor driven or non motor driven bicycles or four wheeled trucks. Landlord may, in its sole discretion, designate separate areas for bicycles and motorcycles.

         32. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.

         33. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Building.

         34. Landlord reserves the right to make such other and reasonable Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted.

         35. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant's employees, agents, clients, customers, invitees and guests.

         36. Tenant agrees that it will allow and encourage its employees to participate in programs which may be undertaken by Landlord independently, or in cooperation with local municipalities or governmental agencies, to reduce peak levels of commuter traffic. Such programs may include, but shall not be limited to, carpools, vanpools and other ride sharing programs, public and private transit, and events supporting alternative transportation.